Exhibit 99.4

NEWS RELEASE

Investor Contact:
Teleglobe:	Lippert/Heilshorn & Associates:
Pierre Duhamel, CFO	Jody Burfening/Carolyn Capaccio
Tel: 514.868.7200	Tel: 212.838.3777

Media Contact:
Teleglobe:	Lippert/Heilshorn & Associates:
Josée Saint-Pierre	Chenoa Taitt
Tel: 514.868.7566	Tel: 212.838.3777
Email: josee.saint-pierre@teleglobe.com	Email: ctaitt@lhai.com

Teleglobe Enters into Definitive Agreement to be Acquired by

VSNL

Hamilton, Bermuda – July 25, 2005 - Teleglobe International Holdings Ltd (NASDAQ:TLGB), a leading provider of international telecommunications services to Internet service providers, fixed and mobile network operators, today announced it has entered into a definitive agreement to be acquired by Videsh Sanchar Nigam Limited, VSNL (NYSE: VSL), India’s leading provider of international communications and Internet services. The transaction is structured as an amalgamation of Teleglobe with a newly formed subsidiary of VSNL. Pursuant to the amalgamation, Teleglobe shareholders will receive consideration of $4.50 per common share in cash. This price represents a 22% premium over Teleglobe’s closing market price on July 22, 2005 and a 59% premium over Teleglobe’s average closing market price for the 3 months ended July 22, 2005.

Teleglobe’s Board of Directors has approved this transaction, which is expected to close within the next 6 to 8 months. The transaction is subject to regulatory approvals and notices, the approval of Teleglobe’s shareholders and other customary closing conditions. Approval of the transaction requires the approval of 50.1% of the outstanding Teleglobe common shares. Teleglobe Bermuda Holdings Ltd, an affiliate of Cerberus Capital Management, L.P. that owns 66.2% of Teleglobe’s outstanding common shares, has agreed to vote its shares in favor of the amalgamation. Liam Strong, president and chief executive officer of Teleglobe, and Rick Willett, chief operating officer of Teleglobe, have also agreed to vote their common shares in favor of the amalgamation.

Liam Strong, president and CEO of Teleglobe, stated, “After evaluating this and other expressions of interest received over the past several months, our board of directors accepted VSNL’s bid as a means of delivering immediate value to shareholders at a significant premium to recent public trading prices. Teleglobe will become the leading international division for the large, fast-growth Indian telecommunications market and will be able to leverage VSNL’s leading position in the Indian market, its development capabilities, and the additional financial strength, scale, and vision to more rapidly grow Teleglobe’s service offerings for its customers. During the interim approval period, we will remain focused on strong execution of our volume growth road map and continued new product introductions.”

N Srinath, Director on the Board of VSNL, stated, “Teleglobe’s high quality assets and established international expertise offered an ideal opportunity to enhance our telecommunications customer solutions over the long term. This strategic transaction creates a highly complementary combination of Teleglobe’s extensive wholesale Voice VoIP/TDM network,

Global Tier 1 IP Network, and deep customer base with VSNL’s integrated telecom services to strengthen our position as a leading global telecoms provider.”

Morgan Stanley acted as exclusive financial advisor to Teleglobe, and rendered a fairness opinion to Teleglobe’s Board of Directors in connection with the transaction. Standard Chartered served as financial advisor to VSNL. Schulte Roth & Zabel, LLP acted as Teleglobe’s legal counsel, and Kelley Drye and Warren served as counsel to VSNL.

TELEGLOBE INTERNATIONAL HOLDINGS LTD PLANS TO FILE WITH THE SEC AND MAIL TO ITS STOCKHOLDERS A PROXY STATEMENT IN CONNECTION WITH THE TRANSACTION. INVESTORS SHOULD CAREFULLY REVIEW TELEGLOBE INTERNATIONAL HOLDINGS LTD’S PROXY STATEMENT WITH RESPECT TO THE PROPOSED TRANSACTION WHEN IT IS FILED WITH THE SEC BEFORE MAKING ANY DECISION CONCERNING THE PROPOSED OFFER. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT TELEGLOBE INTERNATIONAL HOLDING LTD, VIDESH SANCHAR NIGAM LIMITED, THE TRANSACTION AND RELATED MATTERS, ONCE FILED, INVESTORS WILL BE ABLE TO OBTAIN THESE DOCUMENTS AND OTHER RELEVANT DOCUMENTS FOR FREE AT THE SECS WEB SITE WWW.SEC.GOV, AND AT TELEGLOBE INTERNATIONAL HOLDINGS LTD’S WEB SITE, WWW.TELEGLOBE.COM

PARTICIPANTS IN SOLLICITATION

TELEGLOBE INTERNATIONAL HOLDINGS LTD, VIDESH SANCHAR NIGAM LIMITED, AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM TELEGLOBE INTERNATIONAL HOLDINGS LTD’S SHAREHOLDERS IN CONNECTION WITH THE PROPOSED ACQUISITION INFORMATION CONCERNING TELEGLOBE INTERNATIONAL HOLDINGS LTD’S PARTICIPANTS IN THE SOLICITATION IS SET FORTH IN THE TELEGLOBE INTERNATIONAL HOLDINGS LTD’S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 17, 2005. INFORMATION CONCERNING VIDESH SANCHAR NIGAM LIMITED’S (VSNL) PARTICIPANTS IN THE SOLICITATION IS SET FORTH IN THE FORM 20-F FILED BY VSNL WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2004 AND THE FORMS 6-K FILED BY VSNL WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 2004, APRIL 11, 2005, MAY 10, 2005 AND JUNE 7, 2005.

Forward-looking Statements

Teleglobe has included in this press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements concerning future or expected events or results.

Actual results could differ materially from those projected in the companies’ forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the risks and uncertainties described in Teleglobe’s filings with the Securities and Exchange Commission.

About VSNL:

Videsh Sanchar Nigam Limited (VSNL) is India’s leading provider of International Telecommunications and Internet Services and the first telecom service provider in the world to get the prestigious TL 9000 certification. VSNL is India’s largest player in International Long Distance services and has a strong pan-India domestic Long Distance presence, VSNL is also a leading player in the Corporate Data Market in India today with a strong service offering covering IPLCs, ILLs, Frame relay, ATM and MPLS based IP-VPN services. VSNL has a strong infrastructure base that covers multiple submarine cable systems, switching gateways, IP PoPs and earth stations.

About Teleglobe:

Teleglobe is a leading provider of international voice, data, Internet and mobile roaming services with over 50 years of industry expertise in international telecommunications. Teleglobe became a public company trading on the Nasdaq under the symbol TLGB with the acquisition of Voice over IP (VoIP) network leader ITXC Corp. on June 1, 2004.

Teleglobe owns and operates one of the world’s most extensive telecommunications networks, reaching over 240 countries and territories with advanced voice, mobile, and data services. Teleglobe is the carrier of choice to more than 1,400 wholesale customers representing the world’s leading telecommunications, mobile operators and Internet service providers.

With an annual run-rate of over 13 billion minutes, and a significant portion of the world’s Internet traffic, Teleglobe’s network is consistently ranked among the most robust and reliable, performing at the high end of industry standards. Detailed information about Teleglobe is available on the company’s web site at www.Teleglobe.com.

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